NSAR ITEM 77O
July 1, 2003 - December 31, 2003
Van Kampen Emerging Markets Income Fund
10f-3 Transactions

Underwriting #   Underwriting    Purchased   Amount of    % of        Date of
                                 From         shares    underwriting Purchase
    1         Eircom Funding     Deustche Banc  95,000     0.001%     7/29/03

    2    Graphic Packaging     Goldman Sachs   220,000     0.001%     8/01/03

    3    Dynergy Holdings          CSFB        105,000     0.001%    8/01/03

Participating Underwriters for #1
Deutsche Bank
Barclays Capital
Goldman Sachs International
Citigroup
Morgan Stanley
Davy Stockbrokers
The Royal Bank of Scotland
Citigroup
Morgan Stanley

Participating Underwriters #2
Goldman Sachs & Co
JPMorgan
Citigroup
Deutsche Bank Securities
Morgan Stanley
Credit Suisse First Boston

Participating Underwriters #3
Credit Suisse First Boston
Banc of America Securities LLC
Lehman Brothers
Citigroup
Morgan Stanley
JPMorgan
ABN AMRO Incorporated
Banc One Capital Markets, Inc.
Credit Lyonnais Securities (USA)
Deutsche Bank Securities
SG Cowen
TD Securities